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                                                                   EXHIBIT 2.3

                      FIRST AMENDMENT TO SELLING AGENCY AGREEMENT
                                       BETWEEN
                               JOSEPH AND SUSAN ANGARD,
                     GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.
                                         AND
                        MILLER, JOHNSON & KUEHN, INCORPORATED


    The undersigned, Joseph and Susan Angard (the "Angards"), Global One Distribution & Merchandising Inc. (the "Company") and Miller, Johnson & Kuehn, Incorporated ("MJK") hereby acknowledge and agree that the Selling Agency Agreement by and between them, dated August 11, 1997 (the "Agency Agreement") is hereby amended as follows:

    1. Section 6(b) of the Agency Agreement is hereby amended to provide for a partial closing by adding the following sentence to the end of such subsection.

    "In the event that a partial Closing is held on less than all of the Securities to be sold hereunder, the parties agree that the proceeds of any such partial Closing shall be delivered by wiring one tenth of such proceeds to the Seller and nine-tenths of such proceeds to the Company."

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Selling Agency Agreement to be executed as of August 25, 1997.


                                       GLOBAL ONE DISTRIBUTION &
                                       MERCHANDISING INC.


                                       By:      /s/ GEORGE VRABECK
                                          ------------------------------------
                                          Its:  President


                                       MILLER, JOHNSON & KUEHN,
                                       INCORPORATED


                                       By:    /s/ DAVID B. JOHNSON
                                          -------------------------------------
                                          Its:  Executive Vice President


                                               /s/ JOSEPH ANGARD
                                          -------------------------------------
                                                  Joseph Angard